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                                        EX-99
                             Investors Real Estate Trust

                                SUBSCRIPTION AGREEMENT

       AMOUNT $__________________  NUMBER OF COMMON SHARES ________________

OWNERSHIP         Name(s) ______________________________________________________
REGISTRATION:                                             (investor(s) names)
                  Address ______________________________________________________

                  City ___________________________ State _______ Zip ___________

                  Social Security Number ____-____-____ or Tax I.D.# ___-______ Date of Birth ____/____/____

                  Social Security Number ____-____-____ or Tax I.D.# ___-______ Date of Birth ____/____/____

Under penalties of perjury, the undersigned certified (1) that the number shown as his taxpayer identification number is his correct taxpayer identification number and (2) that he is not subject to back up withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
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MAILING ADDRESS     Name(s)_____________________________________________________
FOR CORRES-                _____________________________________________________
PONDENCE AND CASH   Address_____________________________________________________
DISTRIBUTIONS       City ____________________________ State _______ Zip ________
(If different
from above)
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TITLE TO   ___Individual    ___Tenants in Common    ___IRA     ___Partnership
BE HELD:   ___Joint Tenants/  ___Corporation      ___Trust     ___Pension Plan
           Rights of Survivorship   ___Marital Property  ___Custodian
           ___Profit Sharing
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SIGNATURES:   I hereby certify as follows:  That a copy of the Prospectus, including the Subscription Agreement attached thereto, as amended and/or supplemented to date, has been delivered to me, and I acknowledge that such Prospectus was received.

              Executed this ___ day of _________, 199___, at ___________(city)
              ____ (state).

              Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.) ____________________

              Additional Signature (if joint tenant) __________________________
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The undersigned hereby represents that it has reasonable grounds to believe on the basis of information obtained from the above-named investor concerning his-her investment objectives, other investments, financial situation and needs, and any other information known by it that:

A. The above-named investor is or will be in a financial position appropriate to enable him-her to realize, to a significant extent, the benefits discussed in the Prospectus;
B. The above-named investor has a fair market net worth sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity; and
C. The Shares are otherwise suitable for the above-named investor. I further represent that prior to executing this purchase transaction, I informed the above-named investor of all pertinent facts relating to the liquidity of the Shares.
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SOLICITING    Firm ____________________________________________________________
DEALER
ENDORSEMENT:  Registered Representative _______________________ Phone _________

              Address _________________________________________________________

              Dealer Authorized Signature _____________________________________

NOTE:         Checks to be made payable to: INVESTORS REAL ESTATE TRUST, 12
                                            SOUTH MAIN ST., MINOT, ND 58701
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Accepted by:  INVESTORS REAL ESTATE TRUST

              By:  ODELL-WENTZ & ASSOCIATES      Date _________________
                        (Advisor)